Exhibit 6.15

Third Amendment to the Sugarfina USA, LLC Services Agreement

This agreement constitutes the third amendment (hereinafter the “Instant Agreement”) to the Services Agreement dated 23rd of July 2018 (hereinafter referred to as the “Original Service Agreement”) by and between Sugarfina USA, LLC (“SGR”), a Delaware limited liability company with offices located at5275 W Diablo Dr, Ste A1-101 Las Vegas, US-NV 89118 , and the following:

1.	LOGINAM, LLC, d/b/a JD Group, a California limited liability company with offices located at 1586 Lancaster Point Way, San Diego, California 92154.

2.	Total Logistics S. de R.L. C.V., a Mexican company with offices located at Chilpancingo 91-4, CD Industrial Otay, Tijuana, Baja California, Mexico CP 22444.

3.	Logistica Integral de America, S. de R.L. C.V., a Mexican company with offices located at Calle Laguna de San Ignacio 4930, Lago Sur, Tijuana, B.C. 22217;

4.	Loginam, S. de R.L. de C.V., a Mexican company with offices located at Calle Laguna de San Ignacio 4930, Lago Sur, Tijuana, B.C. 22217;

5.	Digixcan Paperless Solutions, S. de R.L. de C.V., a Mexican company with offices located at Calle Laguna de San Ignacio 4930, Lago Sur, Tijuana, B.C. 22217.

6.	Agencia Aduanal Jorge Diaz, S.C.;

7.	Brokerage and Logistic Solutions, Inc.; and

8.	JD Group US Customs Broker

(collectively hereinafter referred to as “JDG”) (SGR and JDG collectively hereinafter referred to herein as the “Parties”). Capitalized terms used herein shall have the meaning assigned to them herein, or as per the Original Service Agreement, and or the First Amendment to the Original Service Agreement dated 1st of August 2021, and or the Second Amendment to the Original Service Agreement dated 11th of July 2022 both incorporated herein by reference.

RECITALS

WEHEREAS, the Original Service Agreement defines the contractual relationship between the Parties, specifically as it pertains to JDG’s provision of Services to SGR via the Scope of Work (Attachment 1) to the Original Service Agreement (hereinafter referred to as the “Scope of Work”).

WEHEREAS, pursuant to Section 20.8 of the Original Service Agreement, the Parties agree in writing through the Instant Agreement to amend the Original Service Agreement to provide as set forth herein.

WHEREAS, the Parties acknowledge that the Instant Agreement may impact, supersede, and or extend to applicable terms within the Scope of Work, the First Amendment and or the Second Amendment to the Original Service Agreement, and the Fee Schedule Agreement between the Parties.

ACCORDIGNLY, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree, represent, warrant, and covenant to amend Original Service Agreement, as follows:

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Third Amendment to the Sugarfina USA, LLC Services Agreement

Article I. AMENDMENTS TO ORIGINAL SERVICE AGREEMENT

1.	Term

a.	Section 3.1 Term. The Term of the [new] contract period shall commence on 1st of May of 2024 and continue until 31st of May 2027, with an option to, thereafter, extend the Term for an additional 12-month period(s) upon mutual agreement in writing by the Parties.

b.	As such, Section 3.1 of the Original Service Agreement, and Section 2 of the First Amendment as relating to automatic renewal of the Term, and or SGR’s right to extend the Term shall be deemed deleted, null, and void.

Article II. RATIFICATION

1.	Effective Date. The provisions of the Instant Agreement are effective immediately after the Parties execute it.

2.	Confirmation. The Parties confirm all provisions of the Original Service Agreement, and any prior amendments, that are not modified by the Instant Agreement.

3.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

The Parties hereby acknowledge that they have read the Instant Agreement, and that it correctly states the changes they desire to make to Original Service Agreement.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this INSTANT AGREEMENT as of the Effective Date(s) set forth below.

By: Sugarfina USA, LLC	By: Loginam, LLC
Name: Scott LaPorta	Name: Gustavo Venegas
Position:	Position: Member
Date:	Date:

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Third Amendment to the Sugarfina USA, LLC Services Agreement

By: Total Logistics S. de R.L. C.V.	By: Logistica Integral de America, S. de R.L. C.V.
Name: Gustavo Venegas	Name: Juan Manuel Hernandez
Position:	Position:
Date:	Date:

By: Loginam, S. de R.L. de C.V.	By: Digixcan Paperless Solutions, S. de R.L. de C.V.
Name: Juan Manuel Hernandez	Name: Juan Manuel Hernandez
Position:	Position:
Date:	Date:

By: Agencia Aduanal Jorge Diaz, S.C.	By: Brokerage and Logistic Solutions, Inc.
Name: Jorge Diaz, Sr.	Name: Jorge Diaz, Sr.
Position:	Position:
Date:	Date:

By: JD Group US Customs Broker
Name: Jorge Diaz, Sr.
Position:
Date:

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Third Amendment to the Sugarfina USA, LLC Services Agreement